UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report: September 12, 1997


                              TVI CORPORATION


     Maryland                     0-10449                52-1085536
State of Incorporation    Commission File Number         IRS EIN No.



               10209 Bacon Drive, Beltsville, Maryland 20705

                               (301) 595-9233


ITEM 5  - OTHER EVENTS

The company held its annual meeting of shareholders on July 26, 1997. The meeting was adjourned until August 6, 1997 and again until September 5, 1997 due to lack of a quorum. A quorum of shareholders was present either in person or by proxy at the September 5 meeting.

The four nominees for director identified in the Information Statement were elected at the meeting. The names and addresses of the individuals now comprising TVI's Board of Directors are:

     RUDY J. DIAZ        9725 Summer Oaks Drive, Roswell, GA 30076

     MARK N. HAMMOND     2303 Alstead Lane, Bowie, MD 20716

     CHARLES L. SAMPLE   11615 Bonaventure Drive, Upper Marlboro, MD 20772

     JEFFREY L. SQUIRES  5745 Sherier Place N.W., Washington, DC 20016

The following proposals set forth in the Information Statement were approved by the shareholders at the meeting:

     a.  To appoint Daniel G. Gilliland, CPA to audit accounts for 1996

     b. To reverse split the company's common stock one share for ten shares

     c. To re-price outstanding incentive stock options to five cents per share

     No other matters were brought before or voted upon at the meeting.


The Board of Directors held a regular annual meeting on September 9, 1997. The Board there elected Allen Bender to fill a board vacancy as an interim appointment. Mr. Bender's address is 2411 Pimpernel Drive, Waldorf, MD 20603. The Board also established December 31, 1997 as the effective date for the reverse stock split.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TVI CORPORATION


                                   By: /s/Allen E. Bender
                                        Allen E. Bender, President
Date: /s/ September 12, 1997